                                                                     Exhibit 3.2

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                              AMENDED AND RESTATED
                                     BY-LAWS
                                       OF
                          ACCREDO HEALTH, INCORPORATED



                          ----------------------------




                       INCORPORATED UNDER THE LAWS OF THE

                                STATE OF DELAWARE



                          ----------------------------




                                  ADOPTED AS OF
                                  MAY 24, 1996

                           AMENDED AND RESTATED AS OF
                                 APRIL __, 1999







--------------------------------------------------------------------------------

                                TABLE OF CONTENTS




ARTICLE I                  OFFICES...................................................................1

ARTICLE II                 MEETINGS OF STOCKHOLDERS..................................................1

         Section 1.        Place of Meetings.........................................................1
         Section 2.        Annual Meeting............................................................1
         Section 3.        Special Meetings..........................................................1
         Section 4.        Notice of Meetings........................................................2
         Section 5.        List of Stockholders......................................................2
         Section 6.        Quorum....................................................................2
         Section 7.        Organization and Procedure................................................2
         Section 8.        Voting....................................................................3
         Section 9.        Proxies...................................................................3
         Section 10.       Inspectors................................................................3
         Section 11.       Nominations of Directors..................................................4
         Section 12.       New Business..............................................................6

ARTICLE III                BOARD OF DIRECTORS........................................................7

         Section 1.        Powers....................................................................7
         Section 2.        Election and Term.........................................................7
         Section 3.        Number....................................................................7
         Section 4.        Quorum and Manner of Acting...............................................7
         Section 5.        Organization Meeting......................................................8
         Section 6.        Regular Meetings..........................................................8
         Section 7.        Special Meetings; Notice..................................................8
         Section 8.        Removal of Directors......................................................8
         Section 9.        Resignations..............................................................9
         Section 10.       Vacancies.................................................................9
         Section 11.       Compensation of Directors.................................................9
         Section 12.       Action Without a Meeting..................................................9
         Section 13.       Telephonic Participation in Meetings......................................9
         Section 14.       Organization..............................................................9
         Section 15.       Presumption of Assent.....................................................10

ARTICLE IV                 COMMITTEES................................................................10

         Section 1.        Committees................................................................10

ARTICLE V                  OFFICERS..................................................................10

         Section 1.        Principal Officers........................................................10
         Section 2.        Election and Term of Office...............................................10
         Section 3.        Other Officers............................................................11
         Section 4.        Removal...................................................................11
         Section 5.        Resignations..............................................................11




         Section 6.        Vacancies.................................................................11
         Section 7.        Chairman of the Board of Directors and Vice Chairman of
                           the Board of Directors ...................................................11
         Section 8.        Chief Executive Officer...................................................11
         Section 9.        President.................................................................12
         Section 10.       Vice President............................................................12
         Section 11.       Treasurer.................................................................12
         Section 12.       Secretary.................................................................12
         Section 13.       Compensation of Officers..................................................12
         Section 14.       Execution of Instruments..................................................13
         Section 15.       Mechanical Endorsements...................................................13

ARTICLE VI                 INDEMNIFICATION...........................................................13

         Section 1.        Indemnification Provisions in Certificate of Incorporation................13
         Section 2.        Indemnification of Employees..............................................13
         Section 3.        Undertakings for Advances of Expenses.....................................13
         Section 4.        Claims for Indemnification................................................13
         Section 5.        Insurance.................................................................14
         Section 6.        Severability..............................................................14

ARTICLE VII                SHARES AND THEIR TRANSFER.................................................14

         Section 1.        Certificate for Stock.....................................................14
         Section 2.        Stock Certificate Signature...............................................14
         Section 3.        Stock Ledger..............................................................15
         Section 4.        Cancellation..............................................................15
         Section 5.        Registrations of Transfers of Stock.......................................15
         Section 6.        Regulations...............................................................15
         Section 7.        Lost, Stolen, Destroyed or Mutilated Certificates.........................15
         Section 8.        Record Dates..............................................................16

ARTICLE VIII               MISCELLANEOUS PROVISIONS..................................................16

         Section 1.        Corporate Seal............................................................16
         Section 2.        Voting of Stocks Owned by the Corporation.................................16
         Section 3.        Dividends.................................................................16

ARTICLE IX                 AMENDMENTS................................................................16


                                     BY-LAWS
                                       OF
                          ACCREDO HEALTH, INCORPORATED
                            (a Delaware corporation)

                                    ---------

                                    ARTICLE I


                                     OFFICES

         The registered office of the Corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle. The Corporation may establish or discontinue, from time to time, such other offices within or without the State of Delaware as may be deemed proper for the conduct of the Corporation's business.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         SECTION 1. PLACE OF MEETINGS. All meetings of stockholders shall be held at such place or places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors, or as shall be specified in the respective notices, or waivers of notice, thereof.

         SECTION 2. ANNUAL MEETING. The annual meeting of stockholders for the election of Directors and the transaction of other business shall be held on such date and at such place as may be designated by the Board of Directors. At each annual meeting the stockholders entitled to vote shall elect a Board of Directors and may transact such other proper business as may come before the meeting.

         SECTION 3. SPECIAL MEETINGS. A special meeting of the stockholders, or of any class thereof entitled to vote, for any purpose or purposes, may be called at any time by the Chairman of the Board, if any, or the Chief Executive Officer or by order of the Board of Directors and shall be called by the Secretary upon the written request of stockholders holding of record not less than two-thirds of the outstanding shares of stock of the Corporation entitled to vote at such meeting. Such written request shall state the purpose or purposes for which such meeting is to be called. The only business which may be conducted at such a meeting, other than procedural matters and matters relating to the conduct of the meeting, shall be the matter or matters described in the notice of the meeting.

         SECTION 4. NOTICE OF MEETINGS. Except as otherwise provided by law, written notice of each meeting of stockholders, whether annual or special, stating the place, date and hour of the meeting shall be given not less than ten days or more than sixty days before the date on which the meeting is to be held to each stockholder of record entitled to vote thereat by delivering a notice thereof to him personally or by mailing such notice in a postage prepaid envelope directed to him at his address as it appears on the records of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be directed to another address, in which case such notice shall be directed to him at the address designated in such request. Notice shall not be required to be given to any stockholder who shall waive such notice in writing, whether prior to or after such meeting, or who shall attend such meeting in person or by proxy unless such attendance is for the express purpose of objecting, at the beginning of such meeting, to the transactions of any business because the meeting is not lawfully called or convened. Every notice of a special meeting of the stockholders, besides the time and place of the meeting, shall state briefly the objects or purposes thereof.

         SECTION 5. LIST OF STOCKHOLDERS. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of the stock ledger to prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in his name. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be kept and produced at the time and place of the meeting during the whole time thereof and subject to the inspection of any stockholder who may be present. The original or duplicate ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such meeting.

         SECTION 6. QUORUM. At each meeting of the stockholders, the holders of record of a majority of the issued and outstanding stock of the Corporation entitled to vote at such meeting, present in person or by proxy, shall constitute a quorum for the transaction of business, except where otherwise provided by law, the Certificate of Incorporation or these By-laws. In the absence of a quorum, any officer entitled to preside at, or act as Secretary of, such meeting shall have the power to adjourn the meeting from time to time until a quorum shall be constituted.

         SECTION 7.  ORGANIZATION AND PROCEDURE.

         (a) The Chairman of the Board, or, in the absence of the Chairman of the Board, the Vice Chairman of the Board, or any other person designated by the Board of Directors, shall preside at meetings of stockholders. The Secretary of the Corporation shall act as secretary, but in the absence of the Secretary, the presiding officer may appoint a secretary.

         (b) At each meeting of stockholders, the chairman of the meeting shall fix and announce the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting and shall determine the order of business and all other matters of procedure. Except to the extent inconsistent with any such rules and regulations as adopted by the Board of Directors, the chairman of the meeting may establish rules, which need not be in writing, to maintain order for the conduct of the meeting, including, without limitation, restricting attendance to bona fide stockholders of record and their proxies and other persons in attendance at the invitation of the chairman and making rules governing speeches and debates. Except to the extent inconsistent with any rules and regulations adopted by the Board of Directors, the chairman of the meeting acts in his or her absolute discretion and his or her rulings are not subject to appeal.

         SECTION 8. VOTING. Every stockholder of record who is entitled to vote shall at every meeting of the stockholders be entitled to one vote for each share of stock held by him on the record date. At all meetings of the stockholders, a quorum being present, all matters shall be decided by majority vote of the shares of stock entitled to vote held by stockholders present in person or by proxy, except as otherwise required by law or the Certificate of Incorporation. Unless demanded by a stockholder of the Corporation present in person or by proxy at any meeting of the stockholders and entitled to vote thereat or so directed by the chairman of the meeting or required by law, the vote thereat on any question need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or in his name by his proxy, if there be such proxy, and shall state the number of shares voted by him and the number of votes to which each share is entitled.

         SECTION 9. PROXIES. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. A proxy acting for any stockholder shall be duly appointed by an instrument in writing subscribed by such stockholder. No proxy shall be valid after the expiration of three years from the date thereof unless the proxy provides for a longer period.

         SECTION 10. INSPECTORS. The Board of Directors by resolution shall, in advance of any meeting of stockholders, appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated by the Board of Directors as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector(s) shall have the duties prescribed by the Delaware General Corporation Law.

         SECTION 11. NOMINATIONS OF DIRECTORS. Nominations of candidates for election as directors at any annual or special meeting of stockholders may be made (i) by, or at the direction of, a majority of the Board of Directors or
(ii) by any stockholder of record entitled to vote at such meeting. Except to the extent otherwise required by law, only persons nominated in accordance with procedures set forth in this Section 11 shall be eligible for election as a director at an annual or special meeting.

         Nominations, other than those made by, or at the direction of, a majority of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 11. To be timely, a stockholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the date of the scheduled annual or special meeting, regardless of postponements, deferrals, or adjournments of that meeting to a later date; provided, however, that if less than seventy (70) days' notice or prior public disclosure of the date of the scheduled annual or special meeting is given or made, notice by the stockholder to be timely must be so delivered or received no later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled annual or special meeting was mailed or the day on which such public disclosure was made. Such stockholder's notice shall be set forth (i) as to each person whom the stockholder proposes to nominate as a director (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Corporation's equity securities which are Beneficially Owned (as defined below) by such person on the date of such stockholder notice and (d) and any other information relating to such person that would be required to be disclosed pursuant to Regulation 13D under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the acquisition of shares, and pursuant to Regulation 14A under the Exchange Act, in connection with the solicitation of proxies with respect to nominees for election as directors, regardless of whether such person is subject to the provisions of such regulations, including, but not limited to, information required to be disclosed by Items 4(b) and 6 of Schedule A of Regulation 14A and information which would be required to be filed on Schedule B of Regulation 14A with the Securities and Exchange Commission (as such Items and Schedules are in effect on the date hereof and such additional information as may be required by those provisions or successor provisions adopted after the date thereof); and (ii) as to the stockholder giving the notice (a) the name and address, as they appear on the Corporation's books, of such stockholder and any other stockholder who is a record or Beneficial Owner of any equity securities of the Corporation and who is known by such stockholder to be supporting such nominee(s) and (b) the class and number of shares of the Corporation's equity securities which are Beneficially Owned and owned of record by such stockholder on the date of such stockholder notice and the number of shares of the Corporation's equity securities

Beneficially Owned and owned of record by any Person known by such stockholder to be supporting such nominee(s) on the date of such stockholder notice. At the request of a majority of the Board of Directors any person nominated by, or at the direction of, the Board of Directors for election as a director at an annual or special meeting shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. Ballots bearing the names of all the persons who have been nominated for election as directors at an annual or special meeting in accordance with procedures set forth in this Section 11 shall be provided for use at the annual meeting.

         A majority of the directors may reject any nomination by a stockholder not timely made in accordance with the requirements of this Section 11. If a majority of the directors determines that the information provided in a stockholder's notice does not satisfy the informational requirements of this
Section 11 in any material respect, the Secretary of the Corporation shall promptly notify such stockholder of the deficiency in the notice. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five (5) days, from the date such deficiency notice is given to the stockholder, as a majority of the directors shall reasonably determine. If the deficiency is not cured within such period, or if a majority of the directors reasonably determine that the additional information provided by the stockholder, together with the information previously provided, does not satisfy the requirements of this Section 11 in any material respect, then a majority of the directors may reject such stockholder's nomination. The Secretary of the Corporation shall notify a stockholder in writing whether his nomination has been made in accordance with the time and informational requirements of this
Section 11. Notwithstanding the procedure set forth in this Section 11, if the majority of the directors does not make a determination as to the validity of any nominations by a stockholder, the presiding officer of the annual or special meeting shall determine and declare at the annual or special meeting whether a nomination was not made in accordance with the terms of this Section 11. If the presiding officer determines that a nomination was not made in accordance with the terms of this Section 11, he shall so declare at the annual or special meeting and the defective nomination shall be disregarded.

         For the purposes of this Section 11 and Section 12, a person shall be considered the "Beneficial Owner" of any security (whether or not owned of record):

         (a) with respect to which such person or any affiliate or associate (as those term are defined under Rule 12b-2 of the General Rules and Regulations under the Exchange Act) of such person directly or indirectly has or shares (i) voting power, including the power to vote or to direct the voting of such securities and/or (ii) investment power, including the power to dispose of or to direct the disposition of such security;

         (b) which such person or any affiliate or associate of such person has
(i) the right or obligation to acquire (whether such right or obligation is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, and/or (ii) the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing and whether or not such right is exercisable immediately or only after the passage of time); or

         (c) which is Beneficially Owned within the meaning of (a) or (b) of this paragraph by any other person with which such first-mentioned person or any of its affiliates or associates has any agreement, arrangement or understanding (whether or not in writing), with respect to (x) acquiring, holding, voting or disposing of such security or any security convertible into or exchangeable or exercisable for such security, or (y) acquiring, holding or disposing of all or substantially all of the assets or businesses of the Corporation or a subsidiary of the Corporation.

         SECTION 12. NEW BUSINESS. At an annual or special meeting of stockholders, only such new business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual or special meeting (a) by, or at the direction of, the majority of the Board of Directors or (b) by any stockholder of the Corporation who complies with the notice procedures set forth in this Section 12, except to the extent otherwise requested by law. For the proposal to be properly brought before an annual or special meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the scheduled annual or special meeting, regardless of any postponement, deferrals or adjournments of that meeting to a later date, provided, however, that if less than seventy (70) days' notice or prior public disclosure of the date of the scheduled annual or special meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled annual or special meeting was mailed or the day on which such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual or special meeting (a) a brief description of the proposal desired to be brought before the annual or special meeting and the reasons for conducting such business at the annual or special meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and any other stockholder who is the record or Beneficial Owner of any equity security of the Corporation known by such stockholder to be supporting such proposal, (c) the class and number of shares of the Corporation's equity securities which are Beneficially Owned and owned of record by the stockholder giving the notice on the date of such stockholder notice and by, any other record or Beneficial Owners of the Corporation's equity securities known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (d) any financial or other interest of the stockholder in such proposal.

         A majority of the directors may reject any stockholder proposal not timely made in accordance with the terms of this Section 12. If a majority of the directors determine that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section 12 in any material respect, the Secretary of the Corporation shall promptly notify such stockholder of the deficiency in the notice. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five (5) days from the date such deficiency notice is given to the stockholder, as the majority of the directors shall reasonably determine. If the deficiency is not cured within such period, or if the majority of the directors determines that the additional information provided by the stockholder, together with information previously provided, does not satisfy the requirements of this Section 12 in any material respect, then a majority of the directors may reject such stockholder's proposal. The Secretary of the Corporation shall notify a stockholder in writing whether his or her proposal has been made in accordance with the time and information requirements of this
Section 12. Notwithstanding the procedures set forth in this paragraph, if a majority of the directors does not make a determination as to the validity of any stockholder proposal, the presiding officer of the annual or special meeting shall determine and declare at the annual or special meeting whether the stockholder proposal was made in accordance with the terms of this Section 12. If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this Section 12, he or she shall so declare at the annual or special meeting and any such proposal shall not be acted upon at the annual or special meeting.

                                   ARTICLE III
                               BOARD OF DIRECTORS

         SECTION 1. POWERS. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors.

         SECTION 2. ELECTION AND TERM. Except as otherwise provided by law or by the Certificate of Incorporation, Directors shall be elected at the annual meeting of stockholders and shall hold office until the next annual meeting of stockholders and until their successors are elected and qualify, or until they sooner die, resign or are removed. Except as otherwise provided in the Certificate of Incorporation, at each annual meeting of stockholders, at which a quorum is present, the persons receiving a plurality of the votes cast shall be the Directors. Acceptance of the office of Director may be expressed orally or in writing, and attendance at a meeting shall constitute such acceptance.

         SECTION 3. NUMBER. Except as otherwise provided by the Certificate of Incorporation, the number of directors constituting the Board of Directors shall be authorized from time to time exclusively by a vote of a majority of the voting power of all of the shares of capital stock of the Corporation then entitled to vote in the election of directors.

         SECTION 4. QUORUM AND MANNER OF ACTING. Unless otherwise provided by law or by the Certificate of Incorporation, the presence of 50% of the whole Board of Directors shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the Directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. At all meetings of Directors, a quorum being present, all matters shall be decided by the affirmative vote of a majority of the Directors present, except as otherwise required by law or the Certificate of Incorporation. The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine or as shall be specified in the respective notices, or waivers of notice, thereof.

         SECTION 5. ORGANIZATION MEETING. After each annual meeting of stockholders for the election of Directors, the Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business. Notice of such meeting need not be given.

         SECTION 6. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at such place, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors. After there has been such determination, and notice thereof has been once given to each member of the Board of Directors as hereinafter provided for special meetings, regular meetings may be held without further notice being given.

         SECTION 7. SPECIAL MEETINGS; NOTICE. The Chairman of the Board, if any, the Chief Executive Officer or a majority of the Directors may call a special meeting of the Directors at any time by giving each Director (2) days prior notice. Such notice may be given orally or in writing. If given in writing, such notice shall be deemed to be effective when received and may be given by any means, including personal delivery, by mail, or by telegram, telex, or facsimile transmission. If given by mail, such notice shall also be deemed effective five days after deposited in the United States mail if mailed with first-class postage prepaid. Notice may be addressed to a Director's residence or usual place of business. Each such notice shall state the time and place of the meeting . Notice of any meeting of the Board of Directors need not be given to any Director if he shall sign a written waiver thereof either before or after the meeting, or if he shall be present at the meeting. Unless limited by law, the Certificate of Incorporation, these By-laws or the terms of the notice thereof, any and all business may be transacted at any meeting without the notice thereof having specifically identified the matters to be acted upon.

         SECTION 8. EREMOVAL OF DIRECTORS. Except as otherwise provided in the Certificate of Incorporation, any Director or the entire Board of Directors may be removed, with or without cause, at any time, by action of the holders of record of the majority of the issued and outstanding stock of the Corporation
(a) present in person or by proxy at a meeting of holders of such stock and entitled to vote thereon or (b) by a consent in writing in the manner contemplated by the Certificate of Incorporation, and the vacancy or vacancies in the Board of Directors caused by any such removal may be filled by action of such a majority at such meeting or at any subsequent meeting or by written consent.

         SECTION 9. RESIGNATIONS. Any Director of the Corporation may resign at any time by giving written notice to the Chairman of the Board, to the Chief Executive Officer or the Secretary of the Corporation. The resignation of any Director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 10. VACANCIES. Except as otherwise provided in the Certificate of Incorporation, any newly created directorships and vacancies occurring in the Board by reason of death, resignation, retirement, disqualification or removal, with or without cause, may be filled by the action of the holders of record of the majority of the issued and outstanding stock of the Corporation (a) present in person or by proxy at a meeting of holders of such stock and entitled to vote thereon or (b) by a consent in writing in the manner contemplated by the Certificate of Incorporation. The Director so chosen, whether selected to fill a vacancy or elected to a new directorship shall hold office until the next meeting of stockholders at which the election of Directors is in the regular order of business, and until his successor has been elected and qualifies, or until he sooner dies, resigns or is removed.

         SECTION 11. COMPENSATION OF DIRECTORS. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board, a specific sum fixed by the Board plus expenses may be allowed for attendance at each regular or special meeting of the Board; PROVIDED, HOWEVER, that nothing herein contained shall be construed to preclude any Director from serving the Corporation or any parent or subsidiary corporation thereof in any other capacity and receiving compensation therefor.

         SECTION 12. ACTION WITHOUT A MEETING. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board or committee.

         SECTION 13. TELEPHONIC PARTICIPATION IN MEETINGS. Members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

         SECTION 14. ORGANIZATION. The Chairman of the Board, or in the absence of a Chairman of the Board, the Vice Chairman of the Board, shall preside at meetings of the Board of Directors; provided that if the Vice Chairman of the Board is also absent, a member of the Board of Directors selected by the members present shall preside at such


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

meetings. The Secretary of the Corporation shall act as secretary, but in the absence of the Secretary, the presiding officer may appoint a secretary.

         SECTION 15. PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board of Directors when a vote on any matter is taken is deemed to have assented to the action taken unless he or she votes against or abstains from the action taken, or unless at the beginning of the meeting or promptly upon arrival the director objects to the holding of the meeting or transacting specified business at the meeting. Any such dissenting votes, abstentions or objections shall be entered in the minutes of the meeting.

                                   ARTICLE IV
                                   COMMITTEES

         SECTION 1. COMMITTEES. The Board of Directors may, by resolutions passed by a majority of the members of the Board of Directors, designate members of the Board of Directors to constitute committees which shall in each case consist of such number of directors, and shall have and may execute such powers as may be determined and specified in the respective resolutions appointing them. Any such committee may fix its rules of procedure, determine its manner of acting and the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide. Unless otherwise provided by the Board of Directors or such committee, the quorum, voting and other procedures shall be the same as those applicable to actions taken by the Board of Directors. A majority of the members of the Board of Directors then in office shall have the power to change the membership of any such committee at any time, to fill vacancies therein and to discharge any such committee or to remove any member thereof, either with or without cause, at any time.

                                    ARTICLE V
                                    OFFICERS

         SECTION 1. PRINCIPAL OFFICERS. The Board of Directors shall elect a Chief Executive Officer, a President, a Secretary and a Treasurer, and may in addition elect a Chairman of the Board, one or more Vice Presidents and such other officers as it deems fit; the Chief Executive Officer, the President, the Secretary, the Treasurer, the Chairman of the Board, if any, and the Vice Presidents, if any, being the principal officers of the Corporation. One person may hold, and perform the duties of, any two or more of said offices.

         SECTION 2. ELECTION AND TERM OF OFFICE. The principal officers of the Corporation shall be elected annually by the Board of Directors at the organization meeting thereof. Each such officer shall hold office until his successor shall have been elected and shall qualify, or until his earlier death, resignation or removal.

         SECTION 3. OTHER OFFICERS. In addition, the Board may elect, or the Chairman of the Board, if any, or the Chief Executive Officer may appoint, such other officers as they deem fit. Any such other officers chosen by the Board of Directors shall be subordinate officers and shall hold office for such period, have such authority and perform such duties as the Board of Directors, the Chairman of the Board, if any, or the Chief Executive Officer may from time to time determine.

         SECTION 4. REMOVAL. Any officer may be removed, either with or without cause, at any time, by resolution adopted by the Board of Directors at any regular meeting of the Board, or at any special meeting of the Board called for that purpose, at which a quorum is present.

         SECTION 5. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Chairman of the Board, the Chief Executive Officer, or the Secretary or the Board of Directors. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 6. VACANCIES. A vacancy in any office may be filled for the unexpired portion of the term in the manner prescribed in these By-laws for election or appointment to such office for such term.

         SECTION 7. CHAIRMAN OF THE BOARD OF DIRECTORS AND VICE CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors and the stockholders at which he is present. The Chairman of the Board of Directors shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe. In the absence of the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors shall perform the duties and exercise the powers of the Chairman of the Board of Directors. The Chairman of the Board of Directors and Vice Chairman of the Board of Directors shall be appointed by the Board of Directors and shall serve at the pleasure of the Board of Directors.

         SECTION 8. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint agents and employees of the Corporation as he shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the Chief Executive Officer. He shall have authority to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation's regular business or which shall be authorized by resolution of the Board of Directors; and except as otherwise provided by law or the Board of

Directors, he may authorize the President or any Vice President or other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his place and stead. In general he shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

         SECTION 9. PRESIDENT. The President shall be the chief operating officer of the Corporation and shall be responsible for supervising and directing the operation of the Corporation's business, subject to the direction of the Chief Executive Officer and the Board of Directors. He shall have such other duties and powers as may be assigned to or vested in him from time to time by the Board of Directors or Chief Executive Officer. In the absence of the Chief Executive Officer or his inability to act, the President shall perform the duties and exercise the authority of the Chief Executive Officer.

         SECTION 10. VICE PRESIDENT. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him by the President or the Board of Directors.

         SECTION 11. TREASURER. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation. He shall exhibit at all reasonable times his books of account and records to any of the Directors of the Corporation upon application during business hours at the office of the Corporation where such books and records shall be kept; when requested by the Board of Directors, he shall render a statement of the condition of the finances of the Corporation at any meeting of the Board or at the annual meeting of stockholders; he shall receive, and give receipt for, moneys due and payable to the Corporation from any source whatsoever; in general, he shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may-be assigned to him by the Chairman of the Board of Directors, the Chief Executive Officer or the Board of Directors. The Treasurer shall give such bond, if any, for the faithful discharge of his duties as the Board of Directors may require.

         SECTION 12. SECRETARY. The Secretary, if present, shall act as secretary at all meetings of the Board of Directors and of the stockholders and keep the minutes thereof in a book or books to be provided for that purpose; he shall see that all notices required to be given by the Corporation are duly given and served; he shall have charge of the stock records of the Corporation; he shall see that all reports, statements and other documents required by law are properly kept and filed; and in general he shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chief Executive Officer or the Board of Directors.

         SECTION 13. COMPENSATION OF OFFICERS. The officers of the Corporation shall receive such compensation for their services as the Board of Directors may determine. The Board of Directors may delegate its authority to a Compensation Committee to determine compensation to designated officers of the Corporation.

         SECTION 14. EXECUTION OF INSTRUMENTS. Checks, notes, drafts, other commercial instruments, assignments, guarantees of signatures and contracts (except as otherwise provided herein or by law) shall be executed by the Chief Executive Officer, the President, any Vice President or such officers or employees or agents as the Board of Directors or any of such designated officers may direct.

         SECTION 15. MECHANICAL ENDORSEMENTS. The Chief Executive Officer, the President, any Vice President or the Secretary may authorize any endorsement on behalf of the Corporation to be made by such mechanical means or stamps as any of such officers may deem appropriate.

                                   ARTICLE VI
                                 INDEMNIFICATION

         SECTION 1. INDEMNIFICATION PROVISIONS IN CERTIFICATE OF INCORPORATION. The provisions of this Section VI are intended to supplement Article VIII of the Certificate of Incorporation pursuant to Sections 8.2 and 8.3 thereof. To the extent that this Section VII contains any provisions inconsistent with said
Article VIII, the provisions of the Certificate of Incorporation shall govern. Terms defined in such Article VIII shall have the same meaning in this Section VI.

         SECTION 2. INDEMNIFICATION OF EMPLOYEES. The Corporation may by resolution of its Board of Directors indemnify and advance expenses to its employees to the same extent as to its directors and officers, as set forth in the Certificate of Incorporation and in this Section VI of the Bylaws of the Corporation.

         SECTION 3. UNDERTAKINGS FOR ADVANCES OF EXPENSES. If and to the extent the Delaware General Corporation Law requires, an advancement by the Corporation of expenses incurred by an indemnitee pursuant to clause (iii) of the last sentence of Section 8.1 of the Certificate of Incorporation (hereinafter an "advancement of expenses") shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under Article VIII of the Certificate of Incorporation or otherwise.

         SECTION 4. CLAIMS FOR INDEMNIFICATION. If a claim for indemnification under Section 8.1 of the Certificate of Incorporation is not paid in full by the Corporation within 60 days after it has been received in writing by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses only upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in Section 145 of the Delaware General Corporation Law (or any successor provision or provisions). Neither the failure of the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in Section 145 of the Delaware General Corporation Law (or any successor provision or provisions), nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to have or retain such advancement of expenses, under Article VIII of the Certificate of Incorporation or this Section VI or otherwise, shall be on the Corporation.

         SECTION 5. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, trustee, officer, employee or agent of the Corporation or another enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         SECTION 6. SEVERABILITY. In the event that any of the provisions of this Section VI (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.

                                   ARTICLE VII
                            SHARES AND THEIR TRANSFER

         SECTION 1. CERTIFICATE FOR STOCK. Every stockholder of the Corporation shall be entitled to a certificate or certificates, to be in such form as the Board of Directors shall prescribe, certifying the number of shares of the capital stock of the Corporation owned by him. No certificate shall be issued for partly paid shares.

         SECTION 2. STOCK CERTIFICATE SIGNATURE. The certificates for such stock shall be numbered in the order in which they shall be issued and shall be signed by the Chairman of the Board, if any, or the President or any Vice President and by the Secretary or an Assistant Secretary or the Treasurer of the Corporation, and its seal shall be affixed thereto. If such certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or, (2) by a registrar other than the Corporation or its employee, the signatures of such officers of the Corporation may be facsimiles. In case any officer of the Corporation who has signed, or whose facsimile signature has been placed upon, any such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

         SECTION 3. STOCK LEDGER. A record shall be kept by the Secretary or by any other officer, employee or agent designated by the Board of Directors of the name of each person, firm or corporation holding capital stock of the Corporation, the number of shares represented by, and the respective dates of, each certificate for such capital stock, and in case of cancellation of any such certificate, the respective dates of cancellation.

         SECTION 4. CANCELLATION. Every certificate surrendered to the Corporation for exchange or registration of transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except, subject to Section 7 of this Article VII, in cases provided for by applicable law.

         SECTION 5. REGISTRATIONS OF TRANSFERS OF STOCK. Registrations of transfers of shares of the capital stock of the Corporation shall be made on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer clerk or a transfer agent appointed as in Section 6 of this Article VII provided, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; PROVIDED, HOWEVER, that whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

         SECTION 6. REGULATIONS. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with the Certificate of Incorporation or these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any principal officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

         SECTION 7. LOST, STOLEN, DESTROYED OR MUTILATED CERTIFICATES. Before any certificates for stock of the Corporation shall be issued in exchange for certificates which


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

shall become mutilated or shall be lost, stolen or destroyed, proper evidence of such loss, theft, mutilation or destruction shall be procured for the Board of Directors, if it so requires.

         SECTION 8. RECORD DATES. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a date as a record date for any such determination of stockholders. Such record date shall not be more than sixty or less than ten days before the date of such meeting, or more than sixty days prior to any other action.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

         SECTION 1. CORPORATE SEAL. The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that it was incorporated in the State of Delaware in the year 1996. The Secretary shall be the custodian of the seal. The Board of Directors may authorize a duplicate seal to be kept and used by any other officer.

         SECTION 2. VOTING OF STOCKS OWNED BY THE CORPORATION. The Board of Directors may authorize any person on behalf of the Corporation to attend, vote and grant proxies to be used at any meeting of stockholders of any corporation (except the Corporation) in which the Corporation may hold stock.

         SECTION 3. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefore, at any regular or special meeting declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors shall deem conducive to the interests of the Corporation.

                                   ARTICLE IX
                                   AMENDMENTS

         The Bylaws may be amended, altered, changed or repealed and new Bylaws may be adopted (1) at any annual or special meeting of stockholders by the affirmative vote of the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, provided, however, that any proposed amendment, alteration, change or repeal of, or the adoption of any Bylaw by such vote of the stockholders that is inconsistent with, Sections 3, 4, 11 or 12 of Article II or Section 3 of Article III of the

Bylaws shall require the affirmative vote of the holders of not less than two-thirds (2/3rds) of the voting power of all of the capital stock then outstanding, and provided, further, however, that, in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed amendment, alteration, change, repeal or adoption of the new Bylaw or Bylaws must be contained in the notice of such special meeting, or (2) by the affirmative vote of a majority of the Board of Directors; PROVIDED, HOWEVER, that the stockholders entitled to vote may prescribe that any Bylaw adopted by the Stockholders may not be amended, altered, changed or repealed by the Board of Directors; and PROVIDED, FURTHER, that no Bylaw hereafter adopted shall invalidate any prior act of the directors that would have been valid if such new Bylaw had not been adopted..






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